Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Scott T. Mereness, President
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2016 THIRD QUARTER RESULTS

Elkhart, Indiana - November 3, 2016 - Drew Industries Incorporated (NYSE: DW), a supplier of components for the leading original equipment manufacturers (“OEMS”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today reported consolidated net sales in the third quarter of 2016 increased to $412 million, 19 percent higher than the 2015 third quarter. Net income was $29.8 million, or $1.19 per diluted share, for the third quarter ended September 30, 2016, compared to net income of $17.3 million, or $0.70 per diluted share, for the third quarter ended September 30, 2015.

The increase in year-over-year net sales reflects industry-wide growth in wholesale shipments of towable RVs by OEMs, which contributed 14 percent of the net sales increase in the third quarter of 2016, enhanced by acquisitions completed by the Company over the twelve months ended September 30, 2016, which added $13 million in net sales in the third quarter of 2016. Through continued focus on aftermarket channels for the Company’s products, the Company increased net sales to the aftermarket in the third quarter of 2016 by more than 21 percent to $36 million.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended September 30, 2016, increased $73 to $3,025, compared to the twelve months ended September 30, 2015, of $2,952. The Company’s content per motorhome RV for the twelve months ended September 30, 2016, increased $150 to $1,957, compared to the twelve months ended September 30, 2015, of $1,807. The content increases are a combined result of market share gains, acquisitions, new product introductions and changes in the types of RVs produced industry-wide.

“RV industry volume continues to out-pace 2015, as 2016 third quarter wholesale travel trailers are up nearly 21 percent and fifth-wheels are up over 17 percent,” stated Jason Lippert, Drew’s Chief Executive Officer. “Travel trailer sales momentum has continued as the industry attracts a new generation of RV enthusiasts. We are also pleased to see fifth-wheel wholesale units up approximately 2,500 units and 3,500 units over the third quarter and the first nine months of 2015, respectively. A 14 percent increase in wholesale shipments of motorhome RVs also contributed to the third quarter growth.”

Over the twelve-month period ending September 2016, retail sales of travel trailer and fifth-wheel RVs increased an estimated eight percent to over 337,000 units. Wholesale and retail unit sales during this period were closely aligned. Based on the retail sales strength experienced through the first nine months of 2016 and the current outlook from several RV OEMs and their dealer networks, most industry analysts continue to report RV dealer inventory is in line with anticipated retail demand.

“Our operating profit in the third quarter of 2016 improved to $45.1 million, compared to $27.2 million in the third quarter of 2015,” said Scott Mereness, Drew’s President. “Strong industry growth, lower costs for certain key commodities, accretive acquisitions completed over the last 12 months and a focus on cost management, lean initiatives and other operational efficiencies, continue to contribute to profit improvement.”

As of September 30, 2016, the Company had a net cash position of $45 million, an improvement of $83 million from a net debt position of $38 million at the beginning of the year, even after $34 million of acquisitions, $22 million for capital expenditures and $22 million of dividend payments in the first nine months of 2016. This cash generation was primarily the result of the Company’s operational performance, aided by inventory reductions of $10 million.

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The fourth quarter of 2016 started with October consolidated net sales of approximately $144 million, 11 percent higher than October 2015, with one less shipping day in 2016.

Jason Lippert concluded, “We have built an organization with the best people and created a culture with core values that focus on meeting the challenge of providing value to our customers every day. We will continue our efforts to develop, engineer and build great products, as well as improving our service to all customer channels, so that each day we are the supplier of choice for the industries we serve. Additionally, we will continue to seek expansion with new and innovative products, new customers, new markets and new geographies.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its third quarter 2016 earnings conference call on the Company’s website, www.drewindustries.com, on Thursday, November 3, 2016, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (855) 859-2056 and referencing access code 4479261. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 45 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors and service centers. Drew’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; LED televisions and sound systems; navigation systems; wireless backup cameras; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and

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oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,		Last Twelve
	2016	2015	2016	2015	Months
(In thousands, except per share amounts)

Net sales	$1,275,999	$1,068,838	$412,370	$345,296	$1,610,227
Cost of sales	945,104	836,250	306,820	271,171	1,205,918
Gross profit	330,895	232,588	105,550	74,125	404,309
Selling, general and administrative expenses	170,641	139,945	60,412	46,954	216,728
Severance	—	—	—	—	3,716
Operating profit	160,254	92,643	45,138	27,171	183,865
Interest expense, net	1,285	1,399	396	595	1,771
Income before income taxes	158,969	91,244	44,742	26,576	182,094
Provision for income taxes	55,597	33,039	14,898	9,313	62,582
Net income	$103,372	$58,205	$29,844	$17,263	$119,512

Net income per common share:
Basic	$4.20	$2.40	$1.21	$0.71	$4.86
Diluted	$4.15	$2.36	$1.19	$0.70	$4.80

Weighted average common shares outstanding:
Basic	24,587	24,261	24,724	24,289	24,580
Diluted	24,882	24,614	25,060	24,686	24,875

Depreciation and amortization	$33,720	$30,663	$11,530	$10,808	$44,681
Capital expenditures	$21,927	$21,808	$8,956	$7,140	$29,108

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,		Last Twelve
	2016	2015	2016	2015	Months
(In thousands)

Net sales: (1)
OEM Segment:
RV OEMs:
Travel trailers and fifth-wheels	$836,634	$722,157	$263,579	$216,093	$1,053,264
Motorhomes	85,761	64,085	29,372	23,539	108,189
Adjacent industries OEMs	253,088	205,690	82,963	75,581	322,158
Total OEM Segment net sales	1,175,483	991,932	375,914	315,213	1,483,611
Aftermarket Segment:
Total Aftermarket Segment net sales	100,516	76,906	36,456	30,083	126,616
Total net sales	$1,275,999	$1,068,838	$412,370	$345,296	$1,610,227

Operating profit:
OEM Segment	$144,076	$81,671	$39,023	$22,468	$167,629
Aftermarket Segment	16,178	10,972	6,115	4,703	19,952
Total segment operating profit	160,254	92,643	45,138	27,171	187,581
Severance	—	—	—	—	(3,716)
Total operating profit	$160,254	$92,643	$45,138	$27,171	$183,865

(1) Subsequent to March 31, 2016, the Company modified its internal reporting structure, reflecting a change in how its chief operating decision maker assesses the performance of the Company’s operating results and makes decisions about resource allocations. The Company’s new reportable segments are the OEM Segment and the Aftermarket Segment. Prior periods have been reclassified to conform to this presentation.

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	September 30,		December 31,
	2016	2015	2015
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$95,060	$7,252	$12,305
Accounts receivable, net	89,626	84,381	41,509
Inventories, net	161,312	178,847	170,834
Prepaid expenses and other current assets	28,572	17,029	21,178
Total current assets	374,570	287,509	245,826
Fixed assets, net	153,167	150,424	150,600
Goodwill	93,925	84,551	83,619
Other intangible assets, net	109,553	104,109	100,935
Deferred taxes	29,208	28,414	29,391
Other assets	14,095	14,282	12,485
Total assets	$774,518	$669,289	$622,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$55,681	$53,095	$29,700
Accrued expenses and other current liabilities	97,733	75,561	69,162
Total current liabilities	153,414	128,656	98,862
Long-term indebtedness	49,940	91,729	49,910
Other long-term liabilities	39,796	31,273	35,509
Total liabilities	243,150	251,658	184,281
Total stockholders’ equity	531,368	417,631	438,575
Total liabilities and stockholders’ equity	$774,518	$669,289	$622,856

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2016	2015
(In thousands)

Cash flows from operating activities:
Net income	$103,372	$58,205
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	33,720	30,663
Stock-based compensation expense	11,421	10,984
Deferred taxes	183	—
Other non-cash items	1,728	854
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(46,028)	(40,761)
Inventories, net	13,451	(39,289)
Prepaid expenses and other assets	(7,659)	1,976
Accounts payable, trade	23,827	1,612
Accrued expenses and other liabilities	30,093	20,507
Net cash flows provided by operating activities	164,108	44,751

Cash flows from investing activities:
Capital expenditures	(21,927)	(21,808)
Acquisitions of businesses, net of cash acquired	(34,237)	(41,058)
Proceeds from sales of fixed assets	533	2,141
Other investing activities	(316)	(272)
Net cash flows used for investing activities	(55,947)	(60,997)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	409	(275)
Proceeds from line of credit borrowings	81,458	563,325
Repayments under line of credit borrowings	(81,458)	(537,146)
Proceeds from shelf-loan borrowing	—	50,000
Payment of dividends	(22,078)	(48,227)
Payment of contingent consideration related to acquisitions	(2,719)	(3,963)
Other financing activities	(1,018)	(220)
Net cash flows (used for) provided by financing activities	(25,406)	23,494

Net increase in cash and cash equivalents	82,755	7,248

Cash and cash equivalents at beginning of period	12,305	4
Cash and cash equivalents at end of period	$95,060	$7,252

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Nine Months Ended			Three Months Ended
	September 30,			September 30,			Last Twelve
	2016		2015	2016		2015	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	272.4		239.4	82.4		68.7	347.4
Motorhome RVs	41.6		35.9	12.8		11.2	53.0
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	288.0	(2)	267.2	103.5	(2)	99.5	337.9	(2)
Impact on dealer inventories	(15.6)	(2)	(27.8)	(21.1)	(2)	(30.8)	9.5	(2)
Motorhome RVs	36.6	(2)	33.8	12.3	(2)	11.6	44.8	(2)

				Twelve Months Ended
				September 30,
				2016		2015
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV				$3,025		$2,952
Motorhome RV				$1,957		$1,807

				September 30,			December 31,
				2016		2015	2015
Balance Sheet Data:
Current ratio				2.4		2.2	2.5
Total indebtedness to stockholders’ equity				0.1		0.2	0.1
Days sales in accounts receivable				19.4		22.0	14.2
Inventory turns, based on last twelve months				7.3		7.2	6.9

				2016
Estimated Full Year Data:
Capital expenditures				$ 28 - $ 32 million
Depreciation and amortization				$ 42 - $ 47 million
Stock-based compensation expense				$ 15 - $ 17 million
Annual tax rate				35% - 36%

(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry retail sales data provided by Statistical Surveys, Inc.
(2) September 2016 retail sales data for RVs has not been published yet, therefore 2016 retail data for RVs includes an estimate for September 2016 retail units.

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